UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2022

LZG INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-53994	98-0234906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

54 WEST 40TH STREET, SUITE 1123 NEW YORK, NY 10018
(Address of Principal Executive Offices) (Zip Code)

(917) 310-3978
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	LZGI	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

Effective May 11, 2022, LZG International, Inc. (the "Company") acquired certain intellectual property of assets of FatBrain LLC. (“FatBrain”) pursuant to an IP Asset Contribution Agreement (the "Asset Contribution Agreement"). The members of FatBrain, including Peter Ritz, officer and director of the Company, received an aggregate of 80 million shares of common stock of the Company.

The Asset Contribution Agreement contains standard and customary representations, warranties and covenants. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Also effective May 11, 2022, in connection with the Asset Contribution Agreement, the Company assumed convertible promissory notes issued by FatBrain, which were secured by the acquired assets, in the aggregate principal amount of $2,070,000, and the holders thereof immediately converted such notes into and aggregate of approximately 17 million of common stock.

Also on May 11, 2022, several Subscription Agreements entered into between the Company and several investors between November 24, 2021 and December 8, 2021, were deemed effective and the Company issued approximately 24.7 million shares of common stock at a purchase price of $0.45 per share.

Also effective May 11, 2022, the Company converted two outstanding convertible promissory notes in the original principal amount of $70,000 and $147,923, into an aggregate of approximately 9.8 million shares of common stock.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The securities issued pursuant to the Asset Purchase agreement were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1	Asset Contribution Agreement dated as of April 1, 2022, and effective May 11, 2022, by and among LZG International, Inc and FatBrain LLC (Attachments and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. LZG International, Inc. hereby undertakes to furnish supplementally copies of any of the omitted attachments and schedules upon request by the U.S. Securities and Exchange Commission.)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LZG INERNATIONAL, INC.
May 16, 2022	By: /s/ Peter Ritz Peter Ritz Chief Executive Officer